UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Vapotherm, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38740	46-2259298
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, NH	03833
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 603 658-0011

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to section 12(g) of the Act: Common Stock, $0.001 par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Merger Agreement

On June 17, 2024, Vapotherm, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, (the “Merger Agreement”), among Veronica Holdings, LLC, a Delaware limited liability company (“Topco”), Veronica Intermediate Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Topco (“Parent”), Veronica Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Topco, Parent and Merger Sub are affiliates of Perceptive Advisors, LLC (“Perceptive”).

The Board of Directors of the Company (the “Board”) referred consideration of any potential transaction involving the Company to a Special Review Committee (the “Special Committee”) of the Board, including the authority to, among other things, review, evaluate, negotiate, approve or not approve and recommend or not recommend to the Board and the Company’s stockholders any proposal made by Parent.

The Special Committee unanimously (i) determined that the Merger and certain other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company, (ii) recommended that the Board (A) approve and declare advisable that the Company enter into the Merger Agreement and certain other transaction documents and agreements to which the Company is or will be a party and perform its covenants and other obligations therein, and consummate the transactions contemplated by the Merger Agreement and such other transaction documents, including the Merger, upon the terms and subject to the conditions set forth therein and (B) direct that the adoption of the Merger Agreement be submitted to a vote of the Company’s stockholders at a meeting of the Company’s stockholders, and (iii) subject to the terms and conditions of the Merger Agreement, recommended that the Company’s stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement.

The Board (acting on the recommendation of the Special Committee) unanimously (i) determined that the Merger and certain other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders (other than Parent and its affiliates and any Stockholder Rollover Holders (as defined below)), (ii) approved and declared advisable that the Company enter into the Merger Agreement and certain other transaction documents and agreements to which the Company is or will be a party and perform its covenants and other obligations therein, and consummate the transactions contemplated by the Merger Agreement and such other transaction documents, including the Merger, upon the terms and subject to the conditions set forth therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the Company’s stockholders at a meeting of the Company’s stockholders and (iv) subject to the terms and conditions of the Merger Agreement, recommended that the Company’s stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and by virtue of the Merger, (i) each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than those shares of Company Common Stock described in clauses (ii) through (iv) below) will be converted into the right to receive an amount in cash equal to $2.18, without interest (the “Per Share Merger Consideration”), and as of the Effective Time, all such shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration; (ii) each share of Company Common Stock held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time will be canceled and retired without any conversion thereof and will cease to exist and no payment or distribution will be made with respect thereto; (iii) and each share of Company Common Stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time (other than the Rollover Shares (as defined below) contributed to Topco) will be canceled and retired without any conversion thereof and will cease to exist and no payment or distribution will be made with respect thereto; (iv) each share of Company Common Stock held by a holder (or “beneficial owner” (as defined in Section 262(a) of the General Corporation Law of the State of Delaware) who is entitled to demand and properly exercises and perfects its respective demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware and as described in the Merger Agreement); and (v) each Rollover Share (as defined below) will remain outstanding and no payment or distribution will be made with respect thereto.

As of the Effective Time, except as otherwise agreed to between Parent, the Company and a holder of an award, each option to purchase shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and in exchange therefor the holder will be entitled to receive an amount in cash, less applicable tax withholdings, equal to (i) the total number of shares of Company Common Stock subject to the vested portion of such Company Stock Option immediately prior to the Effective Time (including any portion of the Company Stock Option that becomes vested as a result of the transaction), multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price per share of Company Common Stock subject to such Company Stock Option. No holder of a Company Stock Option that, as of immediately prior to such cancellation, has an exercise price per share of Common Stock that is equal to or greater than the Per Share Merger Consideration will be entitled to any payment with respect to such cancelled Company Stock Option.

As of the Effective Time, except as otherwise agreed to between Parent, the Company and a holder of an award, each restricted stock unit (each, a “Company RSU Award”) that is outstanding, whether or not vested, immediately prior to the Effective Time will be cancelled and in exchange therefor the holder will be entitled to receive an amount in cash, less applicable tax withholdings, equal to (i) the total number of shares of Company Common Stock subject to the vested portion of such Company RSU Award immediately prior to the Effective Time (including any portion of the Company Stock Option that becomes vested as a result of the transaction) multiplied by (ii) the Per Share Merger Consideration.

As of the Effective Time, except as otherwise agreed to between Parent, the Company and a holder of an award, each performance stock units (each, a “Company PSU Award” and, together with the Company Stock Options and the Company RSU Awards, the “Company Equity Awards”) that is outstanding immediately prior to the Effective Time will be cancelled and in exchange therefor the holder will be entitled to receive an amount in cash, less applicable tax withholdings, equal to (i) the total number of shares of Company Common Stock subject to the vested portion of such Company PSU Award immediately prior to the Effective Time (including any portion of the Company PSU Award that becomes vested as a result of the transaction) (assuming target performance is achieved, or such higher level as required by the terms of such Company PSU Award), multiplied by (ii) the Per Share Merger Consideration.  As further described below, certain holders of Company Stock Options, Company RSU Awards and Company PSU Awards may agree with Parent and Topco to use the cash consideration that would otherwise be received in respect of such awards in the Merger (or the shares that would otherwise be delivered) in respect of such awards to subscribe for equity in Topco.

The closing of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, (i) the absence of any law, order, injunction or decree issued by any governmental body of competent jurisdiction prohibiting the consummation of the Merger, (ii) the approval of the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at a stockholders’ meeting duly called and held for such purpose, (iii) the accuracy of the representations and warranties contained in the Merger Agreement (subject to specified materiality qualifiers), (iv) compliance with the covenants and obligations under the Merger Agreement in all material respects, (v) the absence of a material adverse effect with respect to the Company and (vi) the continuing effectiveness of certain agreements to which the Company is a party.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Topco, Parent and Merger Sub. The Company has agreed to use commercially reasonable efforts to carry on its business in the ordinary course until the Effective Time, subject to customary exceptions. Parent has agreed to take any and all actions that may be required in order to obtain antitrust approval of the proposed Merger, to use commercially reasonable efforts to obtain foreign investment approvals, and to use commercially reasonable efforts to obtain other regulatory approvals, in each case, subject to certain limitations and to the extent required in connection with the Merger.

The Company is subject to customary “no-shop” restrictions on the Company’s ability to solicit alternative acquisition proposals, to furnish information to, and participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to furnish information to, and participate in discussions or negotiations with, third parties with respect to an acquisition proposal if the Board or a committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal either (i) constitutes a superior proposal or (ii) is reasonably likely to lead to or result in a superior proposal, and that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board, or the Special Committee (or an alternative committee of the Board) under applicable law.

The Merger Agreement also includes customary termination provisions for each of the Company and Parent. Upon termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay Parent a termination fee of $1.0 million (the “Termination Fee”). The Company is required to pay Parent the Termination Fee if (i) the Company terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal that was not the result of a material breach of the Company’s no-shop obligations or (ii) the Merger Agreement is terminated by Parent following the Board or any committee thereof effecting a change of recommendation, in each case, as more particularly described in the Merger Agreement. The Company is also required to pay Parent the Termination Fee if the Merger Agreement is terminated by either Parent or the Company if, under certain circumstances, a third party has publicly disclosed or provided to the Board another acquisition proposal prior to such termination, and within twelve (12) months following such termination, the Company enters into an agreement for or consummates a business combination transaction. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement under certain specified circumstances. Parent’s and its affiliates’ liability for monetary damages for breaches of the Merger Agreement are capped at $1.0 million plus certain enforcement expenses.

Parent has secured committed equity financing, to be provided by Perceptive or one of its affiliates, on the terms and subject to the conditions set forth in an equity commitment letter provided by Perceptive. Parent has also secured Perceptive’s or one of its affiliates’ obligation to fund Parent’s and/or Merger Sub’s obligations to pay certain monetary damages and expenses pursuant to the terms of the Merger Agreement.

Subject to the satisfaction or waiver of the conditions to the closing of the Merger, the Company expects the closing of the transactions contemplated by the Merger Agreement to occur in the second half of 2024.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed hereto as Exhibit 2.1 and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Topco, Parent and Merger Sub and are subject to important qualifications and limitations agreed to by the Company, Topco, Parent and Merger Sub in connection with the negotiated terms, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Topco, Parent and Merger Sub rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Topco, Parent and Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company, Topco, Parent or Merger Sub.

Stockholder Rollover Agreements

In connection with the Company’s entry into the Merger Agreement, certain stockholders of the Company (the “Stockholder Rollover Holders”) entered into Rollover Agreements, dated as of June 17, 2024, by and among Topco, the Company and each Stockholder Rollover Holder (the “Stockholder Rollover Agreements”).  Pursuant to and subject to the terms and conditions of the Stockholder Rollover Agreements, on the closing date of the Merger but immediately prior to the Effective Time, each Stockholder Rollover Holder agreed to contribute, transfer and assign to Topco all of the shares of Company Common Stock held directly by such Stockholder Rollover Holder (the “Rollover Shares”), in exchange for common units in Topco (“Common Units”) at a price per Common Unit equal to $2.18.

Pursuant to, and upon the terms and subject to the conditions of the Stockholder Rollover Agreements, each Stockholder Rollover Holder also agrees (a) to vote all of the Rollover Shares held by such Stockholder Rollover Holder (i) in favor of the adoption and approval of the Merger Agreement and the Merger, (ii) against any action, proposal, agreement or transaction that would reasonably be expected to change in any manner the voting rights of any class of shares of the Company or materially impede, interfere with, delay, postpone, frustrate, discourage or adversely affect the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) against any action, proposal, transaction or agreement that would result in (A) a breach of any covenant, representation or warranty or any other obligation or agreement of the Company in the Merger Agreement, or of such Stockholder Rollover Holder contained in such Stockholder Rollover Agreement, or (B) any of the conditions to the consummation of the Merger set forth in the Merger Agreement not being fulfilled, and (iv) in favor of any adjournment, recess, delay or postponement of the meeting of stockholders of the Company called to vote to adopt and approve the Merger Agreement and the Merger as may be reasonably requested by the Board or the Special Committee in order to seek or obtain approval of the adoption of the Merger Agreement or any action, proposal, transaction or agreement necessary to consummate the Merger and (b) not to (v) transfer any of such Rollover Shares or enter any contract, option or other arrangement or understanding with respect to the transfer of any of such Rollover Shares or any interest therein, (w) deposit any of such Rollover Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to such Rollover Shares that is inconsistent with the such Stockholder Rollover Holder’s obligations under such Stockholder Rollover Agreement, (x) convert or exchange, or take any action which would, or would reasonably be expected to, result in the conversion or exchange, of any of such Rollover Shares, (y) take any action that would, or would reasonably be expected to, (1) make any representation or warranty of such Stockholder Rollover Holder in such Stockholder Rollover Agreement materially untrue or materially incorrect, (2) have the effect of preventing, disabling, or materially delaying such Stockholder Rollover Holder from performing any of its obligations under such Stockholder Rollover Agreement or (3) result in a breach of any covenant, agreement or obligation of such Stockholder Rollover Holder set forth in such Stockholder Rollover Agreement, or (z) commit or agree to commit to take any of the actions referred to in the immediately preceding clauses (v), (w), (x) or (y).The foregoing description of the Stockholder Rollover Agreements is qualified in its entirety by reference to the full text of the Stockholder Rollover Agreements, forms of which are attached as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

SLR Rollover Agreements

Concurrently with the Company’s entry into the Merger Agreement, Topco and Parent entered into a Rollover Agreement (the “SLR Rollover Agreement”), dated as of June 17, 2024, by and among Topco, Parent and each of the persons identified as a holder on the signature pages thereto (collectively, the “SLR Rollover Holders”).  Pursuant to the terms and subject to the conditions of the SLR Rollover Agreement, the SLR Rollover Holders agreed to, immediately prior to the Effective Time and subject to the subsequent consummation of the Merger, contribute certain of the loans and certain of the accrued but unpaid interest and fees under the Loan and Security Agreement (as defined below), and the Warrants (as defined below), to Topco in exchange for Series A Preferred Units of Topco (“Series A Preferred Units”) and Common Units and subsequent to the consummation of the Merger, such loans and accrued but unpaid interest and fees under the Loan and Security Agreement, and the Warrants, will be contributed by Topco to Parent and immediately upon receipt by Parent thereof, following the Effective Time, such loans and accrued but unpaid interest and fees under the Loan Agreements, and the Warrants, will thereafter be contributed by Parent to the Surviving Corporation.

The foregoing description of the SLR Rollover Agreement is qualified in its entirety by reference to the full text of the SLR Rollover Agreement, the form of which is attached as Exhibit 10.3, and is incorporated herein by reference.

Voting Agreements

Additionally, in connection with the Company’s entry into the Merger Agreement, certain stockholders of the Company entered into Voting and Support Agreements, dated as of June 17, 2024, by and between Parent and such stockholder (the “Voting Agreements”). Pursuant to, and upon the terms and subject to the conditions of the Voting Agreements, each stockholder agreed (a) to vote all of the shares of Company Common Stock beneficially owned by such stockholder (i) in favor of the adoption and approval of the Merger Agreement and the Merger, (ii) against any action, proposal, agreement or transaction that would reasonably be expected to change in any manner the voting rights of any class of shares of the Company or materially impede, interfere with, delay, postpone, frustrate, discourage or adversely affect the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) against any action, proposal, transaction or agreement that would result in (A) a breach of any covenant, representation or warranty or any other obligation or agreement of the Company in the Merger Agreement, or of such stockholder contained in such Voting  Agreement, or (B) any of the conditions to the consummation of the Merger set forth in the Merger Agreement not being fulfilled, and (iv) in favor of any adjournment, recess, delay or postponement of the meeting of stockholders of the Company called to vote to adopt and approve the Merger Agreement and the Merger as may be reasonably requested by the Board or the Special Committee in order to seek or obtain approval of the adoption of the Merger Agreement or any action, proposal, transaction or agreement necessary to consummate the Merger and (b) not to (v) transfer any of such stockholder’s shares of Company Common Stock or enter any contract, option or other arrangement or understanding with respect to the transfer of any of such stockholder’s shares of Company Common Stock or any interest therein, (w) deposit any of such stockholder’s shares of Company Common Stock into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to such stockholder’s shares of Company Common Stock that is inconsistent with the such stockholder’s obligations under such Voting Agreement, (x) convert or exchange, or take any action which would, or would reasonably be expected to, result in the conversion or exchange, of any of such stockholder’s shares of Company Common Stock, (y) take any action that would, or would reasonably be expected to, (1) make any representation or warranty of such stockholder in such Voting Agreement materially untrue or materially incorrect, (2) have the effect of preventing, disabling, or materially delaying such stockholder from performing any of its obligations under such Voting Agreement or (3) result in a breach of any covenant, agreement or obligation of such stockholder set forth in such Voting Agreement, or (z) commit or agree to commit to take any of the actions referred to in the immediately preceding clauses (v), (w), (x) or (y).

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the Voting Agreements, the form of which is attached as Exhibit 10.4, and is incorporated herein by reference.

Subscription Agreements

Additionally, in connection with the Company’s entry into the Merger Agreement, certain members of Company management (the “Subscribers” and, together with the Stockholder Rollover Holders and the SLR Rollover Holders, the “Rollover Holders”) entered into Subscription Agreements, dated as of June 17, 2024, by and between Topco and such members of Company management (the “Subscription Agreements”).  Pursuant to and subject to the terms and conditions of the Subscription Agreements, on the closing date of the Merger and immediately following the Effective Time, each Subscriber has agreed to purchase from Topco, a number of Common Units as determined pursuant the applicable Subscription Agreement, at a subscription price of $2.18 per Common Unit, which number of Common Units will, subject to the Subscribers paying the Company prior to the consummation of the Merger an amount of cash equal to the applicable taxes required to be withheld with respect to the vesting and/or settlement or exercise of the Subscriber’s Company Equity Awards, as applicable be determined by calculating (a) all of  such Subscriber’s consideration payable (net of withholding taxes, except as otherwise agreed by the Subscriber) in respect of such Subscriber’s Company Equity Awards, divided by (b) a price per Common Unit equal to $2.18.  Pursuant to, and upon the terms and subject to the conditions of the Subscription Agreement, each Subscriber also agrees not to (i) transfer any of such Subscriber’s Company Equity Awards or enter any contract, option or other arrangement or understanding with respect to the transfer of any of such Subscriber’s Company Equity Awards or any interest therein, (ii) convert or exchange, or take any action which would, or would reasonably be expected to, result in the conversion or exchange, of any of Subscriber’s Company Equity Awards, (iii) take any action that would, or would reasonably be expected to, (A) make any representation or warranty of such Subscriber in such Subscription Agreement materially untrue or materially incorrect, (B) have the effect of preventing, disabling, or materially delaying such Subscriber from performing any of his or her obligations under such Subscription Agreement or (C) result in a breach of any covenant, agreement or obligation of such Subscriber set forth in such Subscription Agreement, or (iv) commit or agree to commit to take any of the actions referred to in the immediately preceding clauses (i), (ii) or (iii).

The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the full text of the Subscription Agreements, the form of which is attached as Exhibit 10.5, and is incorporated herein by reference.

Warrant Amendment Agreement

Additionally, in connection with the Company’s entry into the Merger Agreement, the Company entered into the Omnibus Warrant Amendment Agreement (the “Warrant Amendment”), dated as of June 17, 2024, by and among the Company and each of the persons identified as a holder on the signature pages thereto the (“SLR Warrant Holders”).  Pursuant to the Warrant Amendment, the Company and the SLR Warrant Holders agreed (a) to, effective immediately prior to the consummation of the transactions contemplated by the SLR Rollover Agreement, amend certain warrants to purchase Company Common Stock held by or issued to SLR (as defined below) or any of its affiliates pursuant to the Loan and Security Agreement (as defined below) (the “Warrants”) to provide for the contribution of the Warrants by the SLR Warrant Holders to Topco in connection with the transactions contemplated by the Merger Agreement and the SLR Rollover Agreement, and (b) that immediately prior to the consummation of the transactions contemplated by the SLR Rollover Agreement, that the Company will issue all of the Warrants that are outstanding, or unissued but otherwise due to the SLR Warrant Holders, under the Loan Agreement pursuant to the provisions thereof.  The Warrant Amendment also provides that the SLR Warrant Holders will not be entitled to exercise the Warrants (without the prior written consent of the Company) until such time as the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Merger.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the full text of the Warrant Amendment, a copy of which is attached as Exhibit 4.1, and is incorporated herein by reference.

Amendment to Loan and Security Agreement

On June 17, 2024 (the “Amendment Effective Date”), the Company entered into an Amendment No. 8 to Loan and Security Agreement with SLR Investment Corp., as collateral agent (“SLR” or the “Agent”), and the lenders party thereto (the “Eighth Amendment,” together with the Loan and Security Agreement, the “Amended Loan and Security Agreement”). The Eighth Amendment provided for an interim amendment to the Loan and Security Agreement to be effective between the Amendment Effective Date and the Effective Time (the “Interim Loan Agreement Amendment”).  The Interim Loan Agreement Amendment increased the existing senior secured term B loan facility from $4.0 million to $9.0 million (the “Term B Loan Facility”). Borrowings under the Term B Loan Facility will bear interest at a floating rate per annum equal to the sum of (a) 0.10%, plus (b) 8.30% plus (c) CME Term SOFR.  The aggregate principal amount outstanding under the Term B Loan Facility will be due and payable on the earlier of (x) the Effective Time and (y) December 31, 2024 (the “Term B Loan Facility Maturity Date”), subject to being automatically extended by an additional 60 days to give effect to the extension of the Outside Date (as provided for and defined in the Merger Agreement). There is no scheduled amortization payments of the principal amounts of the loans outstanding under the Term B Loan Facility. Borrowings under the Term B Loan Facility are available from the Amendment Effective Date until the Term B Loan Facility Maturity Date and will be conditioned on approval by the lenders’ investment committee in its sole discretion.  The Interim Loan Agreement Amendment amends the interest rate applicable to the existing senior secured term A loan facility (the “Existing Term A Loan Facility”) to provide for a floating interest rate equal to the sum of (a) CME Term SOFR plus (b) 2.30% plus (c) 7.0%; provided that the portion of such interest rate provided for in this clause (c) will be subject to pricing options as set forth in the Interim Loan Agreement Amendment and partially payable in kind and capitalized and added to the aggregate principal amount outstanding under the Existing Term A Loan Facility. The Eighth Amendment provides for certain covenants requiring the Lenders and Agent to assist with the consummation of the Merger, including permitting certain amendments to the Amended Loan and Security Agreement and other documents contemplated in respect of the transactions contemplated by the Merger Agreement.  All other terms and conditions of the Term B Loan Facility and the Existing Term A Loan Facility, including the guarantees and security relating thereto are substantively identical to those provided for under the existing credit facilities under the Amended Loan and Security Agreement.

The Eighth Amendment further provides for an amendment to the Loan and Security Agreement to be effective as of the Effective Time (the “Merger Effective Date Amendment”).  After giving effect to the contribution of $74,427,491.93 of Loans outstanding under the Existing Term A Loan Facility to Topco pursuant to the SLR Rollover Agreement, the aggregate principal amount outstanding under the senior secured term A loan facility under the Merger Effective Date Amendment will be reduced from $114,427,491.93 to $40,000,000 (the “Eighth Amendment Term A Loan Facility”).  Loans under the Eighth Amendment Term A Loan Facility bear interest at a floating rate per annum equal to the sum of (a) CME Term SOFR (with a floor of 4.50%) plus (b) 6.00%.  The aggregate principal amount outstanding under the Eighth Amendment Term A Loan Facility is due and payable on the earlier of (x) the third anniversary of the Merger Effective Date and (y) October 27, 2027 (the “Eight Amendment Term A Loan Facility Maturity Date”). There is no scheduled amortization of the principal amounts of the loans outstanding under the Eighth Amendment Term A Loan Facility.  The Merger Effective Date Amendment also provides for revised financial covenant levels applicable to the Eighth Amendment Term A Loan Facility.  All other terms and conditions of the Eighth Amendment Term A Loan Facility, including the guarantees and security relating thereto are substantively identical to those provided for under the existing credit facilities under the Amended Loan and Security Agreement.

The foregoing summary of the Eighth Amendment, which includes other customary terms, conditions and restrictions, does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Eighth Amendment, which is attached hereto as Exhibit 10.6, and is incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2024, the Company’s President and Chief Executive Officer (“CEO”) entered into a side letter with the Company pursuant to which, among other things, the CEO agreed to waive his enhanced severance under the terms of his separation pay agreement with the Company, dated March 24, 2022, in connection with the consummation of the Merger.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction (the “Proxy Statement”), and the Company and affiliates of the Company, and Perceptive and certain affiliates of Perceptive, intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file, and the Company and affiliates of the Company, and Perceptive and certain affiliates of Perceptive, may also jointly file, other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY OR JOINTLY FILED BY THE COMPANY AND AFFILIATES OF THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a stockholders meeting of the Company to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement and Schedule 13E-3. Stockholders may obtain a free copy of the Proxy Statement, the Schedule 13E-3 and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at http://investors.vapotherm.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Merger Agreement, which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, are participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in Part III of its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, as filed with the SEC on April 29, 2024 (the “Form 10-K/A”). To the extent the holdings of Company securities by the Company’s directors and executive officers have changed since the amounts set forth in the Form 10-K/A, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed or to be filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at http://investors.vapotherm.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction, which may, in some cases, be different than those of the Company’s stockholders generally, will be included in the Proxy Statement and other relevant materials to be filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes statements that are forward-looking statements, including statements regarding the proposed transaction, stockholder approval, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “believe,” “expect,” “continue,” “plan,” “intend,” “will,” “outlook,” or “typically,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the proposed transaction; uncertainties as to the timing to of the proposed transaction; satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure stockholder approval on the terms expected, at all or in a timely manner;  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay another party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the diversion of management’s time on transaction-related issues; the effects of the proposed transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; changes in the Company’s business during the period between now and the closing of the proposed transaction certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation; and other risks and uncertainties, including the risks and uncertainties included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 22, 2024, and subsequent SEC reports. The forward-looking statements contained in this communication reflect the Company’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of June 17, 2024, among Veronica Holdings, LLC, Veronica Intermediate Holdings, LLC, Veronica Merger Sub, Inc., and Vapotherm, Inc.

4.1†	Omnibus Warrant Amendment Agreement, dated as of June 17, 2024, by and among the Company and each of the Holders party thereto.

10.1†	Form of Stockholder Rollover Agreement (Company Insider).

10.2†	Form of Stockholder Rollover Agreement (Non-Company Insider).

10.3†	Form of SLR Rollover Agreement.

10.4	Form of Voting Agreement (Non-Company Insider).

10.5†	Form of Subscription Agreement.

10.6†	Amendment No. 8 to Loan and Security Agreement, dated as of June 17, 2024, among Vapotherm, Inc., SLR Investment Corp., as Collateral Agent, and the Lenders Party Thereto.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

†
Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2024

Vapotherm, Inc.

By:	/s/ John Landry
Name: John Landry
Title: Senior Vice President and Chief Financial Officer